EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of 360networks inc. on Form F-4 of our report dated February 25, 2000, except as to the subsequent events described in note 15 which are as of March 20, 2000 relating to the consolidated financial statements of 360networks inc., which appears in the Registration Statement on Form F-1 of 360networks inc. (No. 333-95621), which is incorporated by reference in its Annual Report on Form 20-F for the year ended December 31, 1999.

We also hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement of 360networks inc. on Form F-4 of our report dated March 12, 1999 relating to the consolidated income statement and statements of changes in shareholders' equity and of cash flows of Worldwide Fiber (USA), Inc., which appears in the Registration Statement on Form F-1 of 360networks inc. (No. 333-95621), which is incorporated by reference in its Annual Report on Form 20-F for the year ended December 31, 1999.

We also consent to the references to us under the headings "Experts" and "Summary Financial Data" in such Prospectus. However, it should be noted that PricewaterhouseCoopers LLP has not prepared or certified such "Summary Financial Data."

/s/ PRICEWATERHOUSECOOPERS LLP
Vancouver, Canada
July 25, 2000